UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2004

AMCORE FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Commission file number 0–13393

NEVADA	36–3183870
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

501 Seventh Street, Rockford, Illinois 61104

Telephone number (815) 968–2241

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 10, 2004, the AMCORE Financial, Inc. Board of Directors elected Mr. Steven S. Rogers to the Board of Directors to fill a vacancy on the board. Mr. Rogers, age 47, is Professor of Finance and Management at the Kellogg Graduate School of Management at Northwestern University, in Evanston, Illinois. Mr. Rogers’ effective date of service will begin at the next regularly scheduled Board of Directors meeting to be held on February 9, 2005, and he will serve on the Corporate Governance and Nominating Committee. Mr. Rogers’ term will expire and he will stand for election at the Annual Meeting of Stockholders to be held in May 2005. There have been no related party transactions between Mr. Rogers and AMCORE Financial, Inc. in the past year. The press release announcing Mr. Rogers’ election to the Board of Directors is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
99.1	Press Release, dated November 17, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 17, 2004	AMCORE Financial, Inc.

(Registrant)

/s/ John R. Hecht
John R. Hecht
Executive Vice President and Chief Financial Officer
(Duly authorized officer of the registrant
and principal financial officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated November 17, 2004